Exhibit 4.2.4

CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Date: June 9, 2021

To

Dr. Reddy’s Laboratories Limited,

8-2-337, Road no. 3, Banjara Hills,

Hyderabad 500 034, Telangana, India

Re:	Letter Agreement for amendment of the Business Transfer Agreement dated February 12, 2020 as amended from time to time (“BTA”) executed between Wockhardt Limited (“Seller”) and Dr. Reddy’s Laboratories Limited (“Purchaser”)

1.	Reference is made to the BTA executed between the Seller and the Purchaser for the sale and transfer of the Business Undertaking. Capitalised terms used in this letter agreement, but not defined herein, shall have the meaning given to them in the BTA.

2.	Pursuant to Clause 14.6 (Amendment) to the BTA, the Parties have now agreed to the following amendments and have also recorded their further understanding on the matters therein.

3.	The following definitions of “GST Act” and “GST Credit” shall be inserted after the definition of “Group” in the BTA:

“GST Act” means Central Goods and Services Tax Act, 2017(“CGST Act 2017”) , Integrated Goods and Services Tax Act, 2017(“IGST Act 2017”) and state level goods and services tax acts passed in the GST Registered States, each read with the rules made thereunder including Central Goods and Services Tax Rules, 2017 (“CGST Rules 2017”).

“GST Credit” shall mean the aggregate of the GST Credit Proportion of input tax credit (as defined under the GST Act) lying unutilised in the electronic credit ledgers of the Seller for the GST Registered State, computed separately for each respective GST Registered State in accordance with the provisions of Section 18(3) of CGST Act, 2017, Section 20 (iv) of IGST Act,2017 read with Rule 41 of the CGST Rules, 2017, Circular No. 133 03 /2020/GST and the formula prescribed therein and is specified in Annexure III.

“GST Credit Proportion” means the proportion of credit attributable to a particular GST Registered State as per provisions of Section 18(3) of CGST Act, 2017, Section 20 (iv) of IGST Act,2017 read with Rule 41 of the CGST Rules, 2017 and Circular No. 133 03 /2020/GST, for the purpose of transfer of the GST Credit in that particular GST Registered State to the Purchaser.

“GST Registered State” shall mean states where both Seller and Purchaser are registered under the GST Act, which are Assam, Bihar, Chhattisgarh, Delhi, Gujarat, Haryana, Himachal Pradesh, Karnataka, Kerala Maharashtra, Madhya Pradesh, Odisha, Punjab, Rajasthan, Tamil Nadu, Telangana, Uttar Pradesh and West Bengal.

4.	The following Clause 8.15 shall be inserted after Clause 8.14 of the BTA:

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

8.15.6	[***]

5.	The following Annexure III shall be inserted after Annexure II of the BTA:

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

6.	[***]

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

7.	The Seller agrees and states that above transfer of GST Input credit is made in accordance with the provisions of provisions of Section 18(3) of CGST Act, 2017, Section 20 (iv) of IGST Act,2017 read with Circular No. 133 03 /2020/GST and are consistent with the conditions of slump sale of Business Undertaking by the Seller to the Purchaser.

8.	This letter agreement shall come into effect upon its execution by either Party hereto and shall upon such execution, be read along with the BTA. To the extent of any inconsistency between the provisions of the BTA and this letter agreement, this letter agreement shall prevail over the BTA in respect of the matters contained herein. All other obligations of the Seller under the BTA including but not limited to its indemnity obligations shall continue without being prejudiced by the contents hereof.

9.	Except as expressly set forth above, all the provisions of the BTA and all the rights of the respective Parties thereunder shall remain in full force and effect.

10.	The provisions of Clauses 14.1 (Confidentiality), 14.11 (Notices), 14.3 (Counterparts), 14.6 (Amendment) and 13 (Governing Law and Dispute Resolution) of the BTA shall apply mutatis mutandis to this letter agreement.

Yours sincerely

For and on behalf of WOCKHARDT LIMITED

/s/ Ms.Debolina Partap

Name:	Ms.Debolina Partap

Title:	Sr.Vice President Legal & GC

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

For and on behalf of DR. REDDY’S LABORATORIES LIMITED

/s/ M V Ramana

Name:	M V Ramana

Title:	CEO branded markets

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